SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 7


74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          34,524
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           3,018
       Class C                                           1,056
       Class R                                             964
       Investor Class                                    8,642
       Institutional Class                               6,933

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $32.92
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $29.71
       Class C                                          $29.69
       Class R                                          $32.44
       Investor Class                                   $33.70
       Institutional Class                              $33.87